UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 24, 2016

PartnerRe Ltd.
 (Exact Name of Registrant as Specified in Its Charter)

Bermuda
(State or Other Jurisdiction of Incorporation or Organization)

001-14536		Not Applicable
(Commission File Number)		(IRS Employer Identification No.)

Wellesley House, 90 Pitts Bay Road, Pembroke, Bermuda		HM 08
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (441) 292-0888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on August 2, 2015, PartnerRe Ltd. ("PartnerRe") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Exor N.V., Pillar Ltd. and, solely with respect to certain sections of the Merger Agreement, EXOR S.p.A. Under the terms of the Merger Agreement, each PartnerRe performance share unit ("PSU") that is outstanding as of the date of the closing of the transaction contemplated by the Merger Agreement (the "Closing") will, in accordance with the terms of such awards, become fully vested and settled as if maximum performance had been achieved. In consideration of the PSU treatment set forth in the Merger Agreement, on February 24, 2016, the Compensation & Management Development Committee of the Board of Directors of PartnerRe resolved, in its discretion and as permitted under the terms of the PartnerRe Amended and Restated Employee Equity Plan, that any outstanding PSUs that become vested on March 1, 2016 will vest and settle as if maximum performance had been achieved, without regard to the actual performance level achieved during the applicable performance period or the actual date of the Closing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARTNERRE LTD.

Date:	February 26, 2016	By:	/s/ Marc Wetherhill
			Name:	Marc Wetherhill
			Title:	Chief Legal Counsel